INDEPENDENT AUDITORS' CONSENT


           We consent to the incorporation by reference in Registration Statement No. 333-76807 of Access Power, Inc., on Form S-8 of our report dated March 9, 2000 appearing in this Annual Report on Form 10-KSB of Access Power, Inc. for the year ended December 31, 1999.


/s/ Parks, Tschopp, Whitcomb & Orr, P.A.

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.



Maitland, Florida
March 29, 2000